Exhibit 99.2

Second Quarter Financial & Operating Results

July 25, 2023

2Q 2023
EARNINGS

This supplemental information regarding the financial and operating results of Verizon Communications Inc. (Verizon) for the second quarter ended June 30, 2023 contains statements about expected future events and financial results that are forward-looking and subject to risks and uncertainties. Discussion of factors that may affect future results is included at the end of this document and is also contained in Verizon's filings with the US Securities and Exchange Commission.

Consolidated Financial Results

* Non-GAAP financial measure.

** Total Wireless service revenue represents the sum of Consumer and Business segments.

Consolidated total operating revenue for the second quarter was $32.6 billion, down 3.5% year over year.
•Service and other revenue was $27.3 billion, up 0.8% year over year, as the growth of Wireless service revenue was partially offset by wireline declines and lower Other revenue due to the reallocation of certain fees.
◦Total Wireless service revenue2 was $19.1 billion, up 3.8% year over year, driven primarily by pricing actions implemented in recent quarters, the larger allocation of our administrative and telco recovery fees from Other revenue into Wireless service revenue,

    VlpHU09DSUQyMDE5UTE=

and growing contribution from our fixed wireless access (FWA) offerings.
◦Total Fios revenue was $3.2 billion, relatively flat year over year as the benefits of Fios internet customer growth were more than offset by declines in voice and video connections.
•Wireless equipment revenue was $5.3 billion, down 20.9% year over year, predominantly due to lower upgrade rates.

Consolidated net income for the second quarter was $4.8 billion, down 10.3% year over year.

Consolidated adjusted EBITDA1 for the second quarter was $12.0 billion, up 0.8% year over year, driven by Wireless service revenue growth and lower upgrade rates.

Consolidated operating expenses for the second quarter were $25.4 billion, down 3.3% year over year. Consolidated operating expenses, excluding depreciation and amortization and special items,1 were $20.6 billion, down 5.9% year over year.

Interest expense for the second quarter was $1.3 billion compared to $1.2 billion the first quarter 2023 due to higher interest rates on our outstanding debt balance.

Earnings per share (EPS) was $1.10, down 11.3% year over year.
•Reported second quarter earnings reflect a pre-tax loss from special items of approximately $598 million. This includes a pre-tax severance charge of $237 million, the impacts of amortization of intangible assets related to TracFone Wireless, Inc. and other acquisitions of $206 million, and a pre-tax asset rationalization charge of $155 million related to certain real estate and non-strategic assets that we have made a decision to cease use of as part of our transformation initiatives.

Adjusted EPS1 was $1.21, down 7.6% year over year.

    VlpHU09DSUQyMDE5UTE=

Cash Flow Summary

* Non-GAAP financial measure.

Cash flow from operating activities for the six months ended June 30, 2023 was $18.0 billion compared to $17.7 billion in the prior year period driven by working capital improvements as a result of lower receivables and lower inventory levels tied to fewer upgrades, which were offset by higher cash income taxes and interest expense.
•Capital spending for the six months ended June 30, 2023 was $10.1 billion, including the remaining $1.75 billion of the C-Band related spending in our guidance.
•Our guidance for 2023 capital expenditures of $18.25 billion to $19.25 billion remains unchanged.

Free cash flow1 for the six months ended June 30, 2023 was $8.0 billion.

Total unsecured debt as of the end of the second quarter was $131.4 billion, a $0.7 billion improvement compared to the prior quarter and $1.1 billion lower year over year. Unsecured debt to net income (LTM) ratio was 6.1x as of the end of the second quarter, an increase of 0.1x compared to the prior quarter and a 0.1x improvement year over year.

Net unsecured debt1 as of the end of the second quarter was $126.6 billion, a $3.2 billion improvement compared to the prior quarter and $4.1 billion lower year over year. Net unsecured debt to adjusted EBITDA ratio1 was 2.6x as of the end of the second quarter, a 0.1x improvement both sequentially and year over year.

    VlpHU09DSUQyMDE5UTE=

Mobility Highlights

Consolidated
Total retail postpaid net additions for the second quarter were 612 thousand, up from 514 thousand in the prior year period, driven by continued FWA momentum, wearables adoption, and strong Business phone performance.

Total postpaid phone net additions for the second quarter were 8 thousand, down from 12 thousand in the prior year period.
•Postpaid phone gross additions were 2.3 million, up 2.0% year over year.
•Postpaid phone churn was 0.83%, up 2 basis points year over year.

Consumer Group
Postpaid net additions for the second quarter were 304 thousand, up from 84 thousand in the prior year period, as growth in FWA and wearables was partially offset by phone and tablet losses.
•Postpaid phone net losses were 136 thousand compared to 215 thousand net losses in the prior year period.
◦Postpaid phone gross additions were 1.6 million, up 6.9% year over year, continuing the momentum that began building in the second half of last year.
◦Postpaid phone churn was 0.76%, up 1 basis point year over year.
•Prepaid net losses were 304 thousand compared to 229 thousand net losses in the prior year period.
◦Prepaid churn was 4.24%, up 34 basis points year over year.

Business Group
Postpaid phone net additions for the second quarter were 144 thousand, down from 227 thousand in the prior year period.
•Postpaid phone churn was 1.10%, up 3 basis points year over year.

Broadband Highlights

Total broadband net additions were 418 thousand for the second quarter, up from 268 thousand in the prior year period, driven by strong demand and good retention rates for both Fios and FWA products.
•FWA net additions were 384 thousand, up from 256 thousand in the prior year period.
◦Consumer FWA net additions were 251 thousand, up 83 thousand year over year.
◦Business FWA net additions were 133 thousand, up 45 thousand year over year.
•Fios internet net additions were 54 thousand, up from 36 thousand in the prior year period.

Consumer Financial Results

Total Consumer revenue for the second quarter was $24.6 billion, down 4.1% year over year, as gains in Service and other revenue were offset by Wireless equipment revenue declines.

    VlpHU09DSUQyMDE5UTE=

•Consumer Service and other revenue was $20.1 billion, up 1.2% year over year.
•Consumer Wireless service revenue was $15.8 billion, up 3.5% year over year, driven by Consumer wireless postpaid average revenue per account (ARPA) growth, which was partially offset by decline in retail postpaid phone connections and prepaid connections.
•Consumer Fios revenue was $2.9 billion, down 0.3% year over year, as the benefits of Fios internet customer growth were more than offset by declines in voice and video connections.
•Consumer Wireless equipment revenue was $4.4 billion, down 22.4% year over year, driven primarily by a 38% year over year decline in upgrades.

Consumer wireless postpaid ARPA was $131.83 for the second quarter, up 6.2% year over year, driven by pricing actions implemented in recent quarters, and the larger allocation of our administrative and telco recovery fees from Other revenue into Wireless service revenue, as well as an increase in our FWA subscriber base and device protection revenue, partially offset by the amortization impact on service revenue from promotional costs.

Consumer operating income was $7.3 billion, up 2.5% year over year, resulting in operating income margin of 29.8%.

Consumer segment EBITDA1 was $10.6 billion, up 2.1% year over year. This improvement can be attributed to service revenue growth and lower upgrade volumes. Consumer segment EBITDA margin1 for the second quarter was 43.1%.

Business Financial Results

* Referred to in the first quarter 2023 as "Business Markets and SaaS".

    VlpHU09DSUQyMDE5UTE=

Total Business revenue was $7.5 billion, down 1.9% year over year, as growth in Wireless service revenue was more than offset by lower Wireline revenue and lower Wireless equipment revenue.
•Business Wireless service revenue was $3.4 billion, up 5.3% year over year, driven by continued strong net additions and pricing actions implemented in recent quarters.
•Business wireline results reflect continued secular declines in the prevailing wireline market and our rationalization of certain legacy wireline products, consistent with prior periods.

Business operating income was $533 million, down 21.0% year over year, resulting in operating income margin of 7.1%.

Business segment EBITDA1 was $1.6 billion, down 6.5% year over year, driven by continued declines in high margin Wireline revenues. Business segment EBITDA margin1 for the second quarter was 21.9%.

Notes
1 Non-GAAP financial measure. See the accompanying schedules and www.verizon.com/about/investors for reconciliations of non-GAAP financial measures cited in this document to most directly comparable financial measures under generally accepted accounting principles (GAAP).

2 Total Wireless service revenue represents the sum of Consumer and Business segments.

Forward-looking statements
In this communication we have made forward-looking statements. These statements are based on our estimates and assumptions and are subject to risks and uncertainties. Forward-looking statements include the information concerning our possible or assumed future results of operations. Forward-looking statements also include those preceded or followed by the words “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “hopes,” “plans” or similar expressions. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. The following important factors, along with those discussed in our filings with the Securities and Exchange Commission (the “SEC”), could affect future results and could cause those results to differ materially from those expressed in the forward-looking statements: the effects of competition in the markets in which we operate, including any inability to successfully respond to competitive factors such as prices, promotional incentives and evolving consumer preferences;

    VlpHU09DSUQyMDE5UTE=

failure to take advantage of, or respond to competitors' use of, developments in technology and address changes in consumer demand; performance issues or delays in the deployment of our 5G network resulting in significant costs or a reduction in the anticipated benefits of the enhancement to our networks; the inability to implement our business strategy; adverse conditions in the U.S. and international economies, including inflation in the markets in which we operate; cyber attacks impacting our networks or systems and any resulting financial or reputational impact; damage to our infrastructure or disruption of our operations from natural disasters, extreme weather conditions, acts of war, terrorist attacks or other hostile acts and any resulting financial or reputational impact; the impact of public health crises on our operations, our employees and the ways in which our customers use our networks and other products and services; disruption of our key suppliers’ or vendors' provisioning of products or services, including as a result of geopolitical factors, public health crises or the potential impacts of global climate change; material adverse changes in labor matters and any resulting financial or operational impact; changes in the regulatory environment in which we operate, including any increase in restrictions on our ability to operate our networks or businesses; allegations regarding the release of hazardous materials or pollutants into the environment from our, or our predecessors’, network assets and any related regulatory developments, litigation, liability, compliance costs, penalties, operational impacts or reputational damage; our high level of indebtedness; significant litigation and any resulting material expenses incurred in defending against lawsuits or paying awards or settlements; an adverse change in the ratings afforded our debt securities by nationally accredited ratings organizations or adverse conditions in the credit markets affecting the cost, including interest rates, and/or availability of further financing; significant increases in benefit plan costs or lower investment returns on plan assets; changes in tax laws or treaties, or in their interpretation; and changes in accounting assumptions that regulatory agencies, including the SEC, may require or that result from changes in the accounting rules or their application, which could result in an impact on earnings.

    VlpHU09DSUQyMDE5UTE=

    VlpHU09DSUQyMDE5UTE=

Verizon Communications Inc.

Non-GAAP Reconciliations - Consolidated Verizon

Consolidated EBITDA and Consolidated Adjusted EBITDA

(dollars in millions)
Unaudited	3 Mos. Ended 6/30/23	3 Mos. Ended 3/31/23	3 Mos. Ended 12/31/22	3 Mos. Ended 9/30/22	3 Mos. Ended 6/30/22	3 Mos. Ended 3/31/22	3 Mos. Ended 12/31/21	3 Mos. Ended 9/30/21

Consolidated Net Income	$4,766	$5,018	$6,698	$5,024	$5,315	$4,711	$4,737	$6,554
Add:
Provision for income taxes	1,346	1,482	2,113	1,496	1,542	1,372	1,407	1,820
Interest expense	1,285	1,207	1,105	937	785	786	739	801
Depreciation and amortization expense (1)	4,359	4,318	4,218	4,324	4,321	4,236	4,051	3,961
Consolidated EBITDA	$11,756	$12,025	$14,134	$11,781	$11,963	$11,105	$10,934	$13,136

Add/(subtract):
Other (income) expense, net (2)	$(210)	$(114)	$(2,687)	$439	$(49)	$924	$860	$(269)
Equity in losses (earnings) of unconsolidated businesses (3)	33	(9)	(4)	(2)	(41)	3	(135)	(1)
Severance charges	237	—	304	—	—	—	106	103
Asset rationalization	155	—	—	—	—	—	—	—
Net gain from disposition of business	—	—	—	—	—	—	—	(706)
	215	(123)	(2,387)	437	(90)	927	831	(873)
Consolidated Adjusted EBITDA	$11,971	$11,902	$11,747	$12,218	$11,873	$12,032	$11,765	$12,263
Consolidated Adjusted EBITDA - Year over year change %	0.8%
Footnotes:
(1) Includes Amortization of acquisition-related intangible assets.
(2) Includes Pension and benefits remeasurement adjustments and Early debt redemption costs, where applicable.
(3) Includes Net gain from disposition of assets, where applicable.

Consolidated EBITDA and Consolidated Adjusted EBITDA (LTM)

Unaudited	12 Mos. Ended 6/30/23	12 Mos. Ended 3/31/23	12 Mos. Ended 6/30/22

Consolidated Net Income	$21,506	$22,055	$21,317
Add:
Provision for income taxes	6,437	6,633	6,141
Interest expense	4,534	4,034	3,111
Depreciation and amortization expense (1)	17,219	17,181	16,569
Consolidated EBITDA	$49,696	$49,903	$47,138

Add/(subtract):
Other (income) expense, net (2)	$(2,572)	$(2,411)	$1,466
Equity in losses (earnings) of unconsolidated businesses (3)	18	(56)	(174)
Severance charges	541	304	209
Asset rationalization	155	—	—
Net gain from disposition of business	—		(706)
	(1,858)	(2,163)	795
Consolidated Adjusted EBITDA	$47,838	$47,740	$47,933
Footnotes:
(1) Includes Amortization of acquisition-related intangible assets.
(2) Includes Pension and benefits remeasurement adjustments and Early debt redemption costs, where applicable.
(3) Includes Net gain from disposition of assets, where applicable.

Verizon Communications Inc.

Net Unsecured Debt and Net Unsecured Debt to Consolidated Adjusted EBITDA Ratio

(dollars in millions)
Unaudited	6/30/23		3/31/23		6/30/22

Debt maturing within one year	$14,827		$12,081		$12,873
Long-term debt	137,871		140,772		136,184
Total Debt	152,698		152,853		149,057
Less Secured debt	21,342		20,835		16,572
Unsecured Debt	131,356		132,018		132,485
Less Cash and cash equivalents	4,803		2,234		1,857
Net Unsecured Debt	$126,553		$129,784		$130,628
Consolidated Net Income (LTM)	$21,506		$22,055		$21,317
Unsecured Debt to Consolidated Net Income Ratio	6.1	x	6.0	x	6.2	x
Consolidated Adjusted EBITDA (LTM)	$47,838		$47,740		$47,933
Net Unsecured Debt to Consolidated Adjusted EBITDA Ratio	2.6	x	2.7	x	2.7	x
Net Unsecured Debt - Quarter over quarter change	$(3,231)
Net Unsecured Debt - Year over year change	$(4,075)
Net Unsecured Debt to Consolidated Adjusted EBITDA Ratio - Quarter over quarter change	(0.1)	x
Net Unsecured Debt to Consolidated Adjusted EBITDA Ratio - Year over year change	(0.1)	x

Adjusted Earnings per Common Share (Adjusted EPS)

(dollars in millions, except per share amounts)
Unaudited	3 Mos. Ended 6/30/23				3 Mos. Ended 6/30/22
	Pre-tax	Tax	After-Tax		Pre-tax	Tax	After-Tax
EPS				$1.10				$1.24
Amortization of acquisition-related intangible assets	$206	$(53)	$153	0.04	$237	$(62)	$175	0.04
Severance, pension and benefits charges	237	(59)	178	0.04	198	(51)	147	0.03
Asset rationalization	155	(33)	122	0.03	—	—	—	—
	$598	$(145)	$453	$0.11	$435	$(113)	$322	$0.08
Adjusted EPS				$1.21				$1.31
Year over year change %				(7.6)%
Footnotes:
Adjusted EPS may not add due to rounding.

Free Cash Flow
(dollars in millions)
Unaudited	6 Mos. Ended 6/30/23	6 Mos. Ended 6/30/22

Net Cash Provided by Operating Activities	$18,020	$17,665
Capital expenditures (including capitalized software)	(10,070)	(10,491)
Free Cash Flow	$7,950	$7,174

Consolidated Operating Expenses Excluding Depreciation and Amortization and Special Items
(dollars in millions)
Unaudited	3 Mos. Ended 6/30/23	3 Mos. Ended 6/30/22

Consolidated Operating Expenses	$25,376	$26,237
Depreciation and amortization expense (1)	4,359	4,321
Severance charges	237	—
Asset rationalization	155	—
Consolidated Operating Expenses Excluding Depreciation and Amortization and Special Items	$20,625	$21,916
Year over year change %	(5.9)%
Footnotes:
(1) Includes Amortization of acquisition-related intangible assets.

Verizon Communications Inc.
Non-GAAP Reconciliations - Segments
Segment EBITDA and Segment EBITDA Margin
Consumer

(dollars in millions)
Unaudited	3 Mos. Ended 6/30/23	3 Mos. Ended 6/30/22

Operating Income	$7,330	$7,150
Add Depreciation and amortization expense	3,247	3,211
Segment EBITDA	$10,577	$10,361
Year over year change %	2.1%

Total operating revenues	$24,558	$25,604
Operating Income Margin	29.8%	27.9%
Segment EBITDA Margin	43.1%	40.5%

Business

(dollars in millions)
Unaudited	3 Mos. Ended 6/30/23	3 Mos. Ended 6/30/22

Operating Income	$533	$675
Add Depreciation and amortization expense	1,103	1,074
Segment EBITDA	$1,636	$1,749
Year over year change %	(6.5)%

Total operating revenues	$7,483	$7,626
Operating Income Margin	7.1%	8.9%
Segment EBITDA Margin	21.9%	22.9%